SECURITIES AND EXCHANGE COMMISSION
                                 Washington, DC 20549


                                       FORM 8-K


                               Current Report Pursuant
                            to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934




          Date of report (Date of earliest event reported) May 31, 1995
                                                           -----------------
                                 Hi-Shear Industries Inc.
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                (Exact Name of Registrant as Specified in Its Charter)


                                      Delaware
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                    (State or Other Jurisdiction of Incorporation)


                     1-7633                            11-2406878
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           (Commission File Number)       (I.R.S. Employer Identification No)


          3333 New Hyde Park Road, North Hills, New York          11042
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          (Address of Principal Executive Offices)             (Zip Code)


                                      (516) 627-8600
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                 (Registrant's Telephone Number, Including Area Code)

Item 5.   Other Events
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          On May 31, 1995 Registrant announced a favorable decision in appeals relating to termination of certain contracts with the U.S. Navy.

          Exhibit 1, attached, consists of press release reporting the decision.


SIGNATURE
- ---------

          Pursuant to the requirements of the Securities Act of 1934, the

Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


DATED:   June 12, 1995


                                   HI-SHEAR INDUSTRIES INC.



                                   By: s/Harold L. Bernstein
                                      ------------------------------
                                          Harold L. Bernstein
                                          Secretary


HLB:dv

EXHIBIT 1


     NORTH HILLS, NY -- May 31, 1995 -- Hi-Shear Industries Inc.
(NYSE:HSI) announced today that it had received a favorable decision in a series of long-standing appeals before the Armed
Services Board of Contract Appeals.

     Today's decision converts the 1991 terminations for default of two contracts with the U.S. Navy into terminations for the convenience of the Government.

     This decision effectively absolves the company from any liability with respect to approximately $11 million received as progress payments on these contracts. In addition, it enables the company to file a claim seeking reimbursement of costs incurred in performance of the contracts. Hi-Shear has declined to comment as to the total amount of the cliam to be filed pending further study of the decision.

     The Navy has 120 days within which to appeal the decision.

     Hi-Shear Industries is a leading designer and manufacturer of aerospace fastening systems.


CONTACT:   Hi-Shear Industries Inc.
          Victor J. Galgano   (516) 627-8600